Exhibit 5.1

Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-74-758-0480 sullivanlaw.com

February 4, 2021

To:

Nano Dimension Ltd.

2 Ilan Ramon St.

Ness Ziona 7403635, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-3 (the “Registration Statement”) being filed by Nano Dimension Ltd., an Israeli corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the re-sales of up to 8,380,402 American Depositary Shares (“ADSs”) representing ordinary shares NIS 5.00 par value per share of the Company (the “Ordinary Shares”) issued and issuable upon the exercise of warrants (the “Warrant ADSs”), each of such ADSs to be offered and sold from time to time by certain of the selling shareholders listed in the Registration Statement under the heading “Selling Shareholders.”

We are acting as counsel for the Company in connection with the Registration Statement. In connection herewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company; (iii) resolutions of the board of directors of the Company which have heretofore been approved and which relate to the Registration Statement and the actions to be taken in connection with the offering of the securities by the Company; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

Based upon and subject to the foregoing, we are of the opinion that (i) the 1,954,735 Ordinary Shares underlying the Warrant ADSs that have been exercised as of the date hereof are validly issued, fully paid and non-assessable; and (ii) the issuance of the Ordinary Shares underlying the Warrants ADSs, upon exercise of the respective warrants in accordance with the terms thereof, including the receipt of the consideration therefor by the Company, will be validly issued, fully paid and non-assessable.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)